UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

November 13, 2019

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2019, the Board of Directors of The Gap, Inc. (the "Company") approved an amendment and restatement of the Company’s bylaws (the "Amended and Restated Bylaws"), effective immediately. In light of the Company's announcement on November 7, 2019, that Robert Fisher, the Company's current Chairman of the Board, will serve as Interim Chief Executive Officer, the Amended and Restated Bylaws amend Article III and Article IV of the prior bylaws of the Company to permit the executive officer roles of Chairman of the Board and Chief Executive Officer to be held by the same person. The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws of the Company (effective November 13, 2019)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: November 14, 2019	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President and
Global General Counsel